Exhibit 99.1

LQR House Inc. Announces CEO Transition

Sean Dollinger Steps Down as Chief Executive Officer

Leo Chen Named CEO

MIAMI BEACH, FL, Oct. 16, 2026 (ACCESSWIRE) -- LQR House Inc. (the “Company”, “LQR House” or “LQR”) (NASDAQ:YHC) today announced that Sean Dollinger has stepped down as Chief Executive Officer, effective October 16, 2026. Leo Chen will become Chief Executive Officer, effective immediately.

This change follows LQR’s strategic pivot toward its New Zealand-based acquisition, Fusion Five Continents Securities, alongside several other initiatives, including a technology agreement with ByteDance. Mr. Dollinger believes the Company will be better served by a Chief Executive Officer with the operational background for this new direction. In connection with Mr. Dollinger’s departure from LQR House, the online spirits business will be transferred to a company owned by Kumar Abhishek, the outgoing CFO of LQR House.

Mr. Chen has over 10 years of executive management experience in large enterprises and diversified conglomerates. He is the former Chairman of Shenzhen Jincheng Confidentiality Technology Co., Ltd., and served as the General Manager of the Finance Department of Beijing Energy International Holdings Co., Ltd. He has a master’s degree in Economics from the University of Sydney, as well as a bachelor’s in Business Management, with a concentration in Financial Management. As CEO, Mr. Chen will oversee day-to-day operations and the continued execution of LQR's strategy.

As founder and Chief Executive Officer, Mr. Dollinger led LQR House from inception through its August 2023 initial public offering on NASDAQ and into a period of sustained capital formation and strategic expansion.

"I founded LQR House to build a spirits e-commerce and marketing company, and taking it to NASDAQ with the LQR team is something I will always be proud of," said Mr. Dollinger. "Together with the Board, we have charted a new direction for the company, centered on Fusion Five Continents Securities in New Zealand and AI compute for quantitative research under an agreement with ByteDance. That direction calls for a CEO whose experience is closely aligned with those areas. Stepping aside now is the right decision for me and for the company. I will continue to work on the spirits e-commerce and marketing company outside the public capital markets, while also turning my attention to new projects in Artificial Intelligence, and I will support Leo and the Board through the transition."

"On behalf of the Board, I want to thank Sean for founding LQR House and taking it public," said Mr. Lijun Chen (no relation to Leo Chen), Non Executive Chairman and Director of LQR House. "During his tenure, Sean led the company through significant capital raises and strategic transactions, and he made this current decision with LQR's next phase in mind. We look forward to his continued support during the transition."

Mr. Chen added, "Leo’s strong finance background and years of executive experience will serve the company well as we develop Fusion Five Continents Securities into a truly AI-enabled brokerage platform, integrating financial research, portfolio analytics, and investment execution. The Board is confident in Leo’s ability as CEO to drive LQR's next phase. I look forward to working closely with him and the senior leadership team to execute on our strategy."

About LQR House Inc.

LQR House has transitioned from the wine and spirits e-commerce sector to operating as a cross-border securities trading intermediary. Through its subsidiary Fusion Five Continents Securities, LQR House provides clients with access to U.S. and Hong Kong equity markets through an integrated operational framework that offers AI-driven research, quantitative analytics, and automated portfolio optimization. Distinguishing it from most financial intermediaries targeting Asian investors, Fusion Five is able to accept USDT deposits as a funding mechanism for securities trading, with settlement facilitated by a licensed trust company, subject to applicable regulatory requirements. Fusion Five has assembled an experienced technology team with credentials from Oxford, Stockholm University, and Tsinghua University, combining expertise in quantitative finance, AI, and behavioral data science. Fusion Five is deploying AI-driven capabilities across its operations to drive efficiency and enhance the client experience, while advancing its vision of an AI-enabled brokerage platform integrating financial research, portfolio analytics, and investment execution.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Stockholders can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. Forward-looking statements contained in this press release are made only as of the date of this press release. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations that arise after the date hereof, except as may be required by law. These statements are subject to uncertainties and risks including, but not limited to, the uncertainties related to market conditions, and other factors discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, and in other reports and documents that the Company files from time to time with the United States Securities and Exchange Commission (the “SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the headings “Risk Factors”. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results described in the Company’s most recent Annual Report on Form 10-K, and in other reports and documents that the Company files from time to time with the SEC. Additional factors are discussed in the Company’s filings with the SEC, which are available for review at www.sec.gov. References and links to websites have been provided as a convenience, and the information contained on such websites has not been incorporated by reference into this press release.

Investor and Media Contact:

info@lqrhouse.com